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Sports.com Accelerates Brand Exposure at This Weekend's 2025 Indy 500 with Sponsorship Deal Featuring Driver Louis Foster, Car No. 45

May 22, 2025

Helmet branding partnership with INDYCAR's reigning development champion places Sports.com on the global motorsport stage

INDIANAPOLIS, May 22, 2025 (GLOBE NEWSWIRE) -- Sports.com, a member of the Lottery.com Inc. family of brands (Nasdaq LTRY;LTRYW) ("Lottery.com"'or "the Company"), the fast-growing platform at the intersection of sports, media and technology, proudly announces a high-visibility partnership with Louis Foster, one of the brightest young drivers in motorsport, ahead of his debut in the 2025 Indy 500.

Foster, the 2024 Indy NXT Champion, joins Rahal Letterman Lanigan Racing driving the No. 45 car for his first full season in the NTT INDYCAR Series. A dual titleholder on the Road to Indy ladder, Foster previously claimed the 2022 Indy Pro 2000 Championship, making him one of only a few drivers to win multiple titles on the development path to INDYCAR.

His Sports.com-branded helmet will feature throughout the 109th Running of the Indianapolis 500, dubbed the "The Greatest Spectacle in Racing", creating visibility for the brand on the global motorsport stage.

Louis Foster qualified 20th for this year's Indy 500 and will start from Row 7, driving the No. 45 car for Rahal Letterman Lanigan Racing.

"*The Indy 500 is not just a race — it's a cultural institution. To partner with a driver of Louis Foster's caliber at such an iconic event reinforces our mission to deliver high-impact exposure, enhance international brand recognition, and drive long-term shareholder value,"* ***said Marc Bircham, Director at Sports.com.***

"As someone who grew up around racing and spent much of my early life immersed in the automotive world alongside my father, motorsport has always been close to my heart. The Indy 500 is arguably the most prestigious and iconic race in the world — it's an event every driver dreams of competing in," ***said Matthew McGahan, Chairman and CEO of Lottery.com and Sports.com***. *"We are proud to support Louis Foster in his first Indy 500 and thrilled to have this opportunity to showcase the Sports.com brand on such a historic stage. This partnership reflects both my personal passion for racing and our wider strategy of aligning Sports.com with world-class talent in high-exposure environments."*

At just 21 years old, Foster has already amassed 40 career wins and 88 podiums across 189 races, showcasing elite skill on road courses, ovals, and street circuits, underscoring his future potential in global racing.

This sponsorship represents a strategic expansion of Sports.com's presence in elite motorsport, aligning with the company's broader mission to accelerate fan engagement, amplify cultural relevance, and expand its commercial footprint through multi-channel revenue strategies.

To learn more about Louis Foster, visit louisfosterracing.com or follow him on Instagram @louisfosterr.

"I'm absolutely delighted to be partnering with Sports.com for my Indy 500 debut," ***said Louis Foster.*** *"From the moment we connected, I've been excited by their vision and the energy they're bringing to sports media. They're not just sponsoring athletes — they're actively disrupting the way fans engage with sport, introducing innovative technology and immersive experiences that feel truly next-gen. I'm proud to represent a brand that's pushing the envelope and can't wait to see where this journey takes us."*

About Lottery.com Inc.
The Lottery.com Inc. (NASDAQ: LTRY, LTRYW) family of brands — including Sports.com, Tinbu and WinTogether, comprise a unified ecosystem that integrates gaming, entertainment, and sports. Follow the Company on X, Instagram and Facebook

For more information, please visit www.lottery.com or contact our media relations team at press@lottery.com.

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